UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2007

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road
Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the resignation of Michael E. McGrath described in Item 5.02 below, on July 30, 2007 Mr. McGrath and i2 Technologies, Inc. (“i2” or the “Company”) entered into an Agreement (the “Resignation Agreement”) and Mr. McGrath executed a general release in favor of i2 and certain other persons (the “General Release”). Copies of the Resignation Agreement and the General Release are attached as Exhibits 10.1 and 10.2, respectively.

Pursuant to the Resignation Agreement, Mr. McGrath resigned as President and Chief Executive Officer (“CEO”) of i2 effective July 30, 2007. Under the terms of the Resignation Agreement, until October 31, 2007 Mr. McGrath will remain employed by i2 as the Company’s CEO Emeritus. Mr. McGrath agreed that he shall resign from his position as CEO Emeritus on October 31, 2007. Mr. McGrath shall not be an officer of the Company and his only duties and responsibilities as CEO Emeritus shall be to assist the Board of Directors, as requested or directed by the Board, in identifying, selecting, recruiting and interviewing candidates to fill the position of CEO on a permanent basis and in respect of such other strategic matters as may be determined from time to time by the Board in its sole discretion. Notwithstanding the foregoing, the Board may terminate Mr. McGrath’s employment as CEO Emeritus prior to October 31, 2007 for “cause” or if Mr. McGrath breaches or violates any of the terms of the Resignation Agreement or the General Release.

Pursuant to the Resignation Agreement, the Company agreed to pay Mr. McGrath (i) the sum of $150,000, $10,000 of which is to be paid as consideration for Mr. McGrath’s execution of the General Release, and (ii) a base salary equal to $20,000 per month through and until October 31, 2007, payable in accordance with the Company’s normal payroll practices. The Resignation Agreement also provides for the continuation of Mr. McGrath’s entitlements under Section 1.5.2 of the Employment Agreement dated February 27, 2005 between Mr. McGrath and the Company (as amended, the “Employment Agreement”) as well as Mr. McGrath’s vested stock option awards. Section 1.5.2 of the Employment Agreement provides, in relevant part, that following a voluntary termination of Mr. McGrath’s employment with the Company Mr. McGrath’s vested equity instruments shall be exercisable until the later of (a) the 15th day of the third month following the 90th day after the date of such voluntary termination, or (b) December 31 of the calendar year in which occurs the 90th day after the date of such voluntary termination (provided that any unexercised equity instrument shall be cancelled upon the expiration of the stated term of such equity instrument). All of the foregoing benefits are contingent upon Mr. McGrath’s compliance with the terms of the Resignation Agreement and the effectiveness of the General Release.

Mr. McGrath is subject to certain confidentiality, non-disparagement, standstill, non-compete and non-solicitation obligations under the terms of the Resignation Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Except as contemplated by Item 1.01 above, the Company and Mr. McGrath agreed that the Resignation Agreement and an Employee Proprietary Information Agreement executed by Mr. McGrath on or about February 27, 2005 supersede and terminate the Employment Agreement.

The Employment Agreement provided for Mr. McGrath to serve as i2’s Chief Executive Officer and President for a term expiring December 31, 2007, renewable for successive one-year terms by mutual agreement of the Company and Mr. McGrath. Under the Employment Agreement, Mr. McGrath received a salary equivalent to $600,000 per annum. Mr. McGrath could also receive incentive bonuses, which would only be payable at the discretion of the Compensation Committee of the Board of Directors. The Employment Agreement required i2 to provide weekly private jet transportation for Mr. McGrath to and from his residence in Maine, to pay reasonable housing expenses for Mr. McGrath in Dallas, Texas (not to exceed $5,000 per month) and to pay rental car expenses during Mr. McGrath’s employment term (not to exceed $1,200 per month). i2 also was required to “gross-up” the taxable portion of any rental car expenses.

Pursuant to the terms of the Employment Agreement, Mr. McGrath initially received a restricted stock grant of 50,000 shares of i2 common stock, an option to purchase 230,000 shares of common stock at an exercise price of $9.01 and an additional option to purchase 190,000 shares of common stock at an exercise price of $7.60. In addition, the Compensation Committee of the Board of Directors subsequently granted Mr. McGrath an option to purchase 480,000 shares of common stock at an exercise price of $13.82. Mr. McGrath has exercised 24,255 of his stock options, and the remainder of the grants are fully vested.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2007, i2 announced the resignation of Michael E. McGrath as President and CEO of i2, effective on July 30, 2007. The Company had previously announced in May that Mr. McGrath was expected to retire from i2 by the end of the year. Mr. McGrath continues as an i2 director.

i2 also announced that, effective July 30, 2007, Dr. Pallab K. Chatterjee, i2’s executive vice president solutions operations and chief delivery officer, was appointed interim CEO of i2.

Dr. Chatterjee, who is 56 years old, joined i2 in January 2000 as chief operating officer and held numerous leadership positions with the Company before assuming the role of executive vice president solutions operations and chief delivery officer in February 2006. From 1976 until joining i2, Dr. Chatterjee served in several key executive officer positions with Texas Instruments, including senior vice president and chief information officer.

There is no family relationship between Dr. Chatterjee and any other executive officer or director of i2, and there is no arrangement or understanding under which he was appointed. All executive officers of i2 are appointed by the Board of Directors to serve until their successors are appointed. There are no transactions to which i2 or any of its subsidiaries is a party and in which Dr. Chatterjee has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Copies of the press releases announcing Mr. McGrath’s resignation and Dr. Chatterjee’s appointment are attached as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Agreement, dated July 30, 2007, between Michael E. McGrath and i2 Technologies, Inc.

10.2	General Release, dated July 30, 2007, by Michael E. McGrath in favor of i2 Technologies, Inc. and certain other persons

99.1	Press Release, dated July 31, 2007, regarding the resignation of Michael E. McGrath

99.2	Press Release, dated July 31, 2007, regarding the appointment of Dr. Pallab K. Chatterjee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 1, 2007	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry Executive Vice President, Finance and Accounting, and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Agreement, dated July 30, 2007, between Michael E. McGrath and i2 Technologies, Inc.

10.2	General Release, dated July 30, 2007, by Michael E. McGrath in favor of i2 Technologies, Inc. and certain other persons

99.1	Press Release, dated July 31, 2007, regarding the resignation of Michael E. McGrath

99.2	Press Release, dated July 31, 2007, regarding the appointment of Dr. Pallab K. Chatterjee